EXHIBIT 15.3

April 27, 2015

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by IFM Investments Limited (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 16F of Form 20-F as part of the Form 20-F of IFM Investments Limited dated April 27, 2015. We agree with the statements concerning our Firm in such Form 20-F.

Very truly yours,

/s/ PricewaterhouseCoopers Zhong Tian LLP